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Exhibit 23.01 - Consent of Independent Accountants

We consent to the inclusion or incorporation by reference in the registration statement of Saks Holdings, Inc. on Form S-8 (File No. 33-18589) of our reports dated March 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Saks Holdings, Inc. as of February 1, 1997 and February 3, 1996 and for each of the three years in the period ended February 1, 1997, which reports are included or incorporated by reference in this Annual Shareholders Report on Form 10-K.




                                                  /s/  Coopers & Lybrand L.L.P.

New York, New York
May 2, 1997